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                                                                    EXHIBIT 23.2

                [LOGO FOR R.T. GARCIA & CO., INC. APPEARS HERE]


                              September 23, 1996


        We do hereby grant consent to Bellwether Exploration Company for the reference to, or the inclusion of, our Reserve Reports for Associated Gas Resources, Inc. for the fiscal years ending June 30th 1995 and June 30th 1994, in the Bellwether Exploration Company Form 10-K annual reports.



                                        R. T. GARCIA & CO., INC.

                                        /s/ Raymond T. Garcia

                                        RAYMOND T. GARCIA, P.E.
                                        PRESIDENT







         811 Dallas, Suite 817 . Houston, Texas 77002 . (713) 654-8053
        Fax (713) 654-9047 . http://wbc.net/rtgarcia . RTGarcia@wbc.net